EXHIBIT 10.3
HEI, INC.
RESTRICTED STOCK AGREEMENT

Participant:

Grant Date:	January 13, 2006

Purchase Price Per Share:	$

Number of Shares of Restricted Stock		Shares

Restricted Stock Reference No.:	RS-

     THIS RESTRICTED STOCK AGREEMENT is made as of the Grant Date (set forth above) by and between HEI, Inc., a Minnesota corporation (the “Company”), and the individual named above (the “Participant”) pursuant to the terms of the HEI, Inc. 1998 Stock Option Plan, as such Plan may be amended from time to time (the “Plan”).
     The Company desires, by issuing to the Participant shares of the Company’s common stock, par value $0.05 per share (the “Common Stock”), as hereinafter provided, to provide the Participant with incentive to achieve corporate objectives of the Company.
     NOW, THEREFORE, in consideration of the provision of services by the Participant to the Company, the mutual covenants hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:
1.  Issuance of Shares of Restricted Stock. The Company hereby grants to the Participant the number of shares of Common Stock set forth above (the “Restricted Stock”) on the terms and conditions set forth in this Agreement.
2.  Vesting; Term. Except as otherwise provided in this Agreement, the Restricted Stock shall vest in accordance with the following schedule:

On or after each of the following dates	Number of Shares Vested
January 13, 2007	___(25%)
January 13, 2008	___(50%)
January 13, 2009	___(75%)
January 13, 2010	___(100%)

3.	Restrictions on Transfer; Forfeiture.
a. The shares of Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered by the Participant until such shares of Restricted Stock are vested as hereinafter provided. Any attempt to dispose of shares of Restricted Stock in a manner contrary to these restrictions shall be void and of no force or effect.
b. If the Participant’s active employment or other service with the Company or with an Affiliate is terminated for any reason before the shares of Restricted Stock are vested, including because of the disability of the Participant but not upon the death of the Participant, all shares of Restricted Stock shall immediately and automatically terminate and be forfeited to the Company, and neither the Participant nor any of the Participant’s heirs, personal representatives, successors or assigns shall have any rights with respect to such Restricted Stock.
c. The Participant’s death shall not affect this grant of shares of Restricted Stock, which shall continue under the same terms and conditions for the benefit of the Participant’s heirs, personal representatives and/or legatees according to the Participant’s will or the laws of descent and distribution.
4.	Stock Certificates.
a. The Company will issue a stock certificate in the name of the Participant representing the shares of Restricted Stock issued under this Plan. The Participant agrees that the Company will hold such stock certificate in custody until the shares of Restricted Stock vest or terminate and are forfeited, and that the certificate may bear an appropriate legend referring to the terms, conditions and restrictions applicable to the issuance of shares of Restricted Stock substantially in the following form:
THE TRANSFERABILITY OF THE SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS OF THE HEI, INC. 2005 NONEMPLOYEE DIRECTOR STOCK PURCHASE PLAN AND A RESTRICTED STOCK AGREEMENT ENTERED INTO UNDER SUCH PLAN BETWEEN THE REGISTERED OWNER OF THIS STOCK CERTIFICATE AND HEI, INC. COPIES OF SUCH PLAN AND AGREEMENT ARE ON FILE AT THE OFFICES OF HEI, INC.
b. As a condition of this issuance, the Participant agrees that, simultaneously with the execution of this Agreement, the Participant will execute and deliver to the Company a stock power in the form attached hereto as Exhibit A, endorsed in blank, relating to each certificate evidencing the shares of Restricted Stock.
5.      Consideration for Restricted Shares. The Participant is not required to pay any additional consideration to the Company or its Affiliates upon the vesting of the shares of Restricted Stock other than the rendering of services as a employee or director to the Company.

6.      No Right to Employment. The issuance of the Shares or this Agreement shall not be construed as giving Participant the right to be retained in the employ, or as giving a director of the Company or an Affiliate the right to continue as a director, of the Company or an Affiliate, nor will it affect in any way the right of the Company or an Affiliate to terminate such employment or position at any time, with or without cause. In addition, the Company or an Affiliate may at any time dismiss Participant from employment, or terminate the term of a director of the Company or an Affiliate, free from any liability or any claim under the Plan or the Agreement. Nothing in the Agreement shall confer on any person any legal or equitable right against the Company or any Affiliate, directly or indirectly, or give rise to any cause of action at law or in equity against the Company or an Affiliate. The Award granted hereunder shall not form any part of the wages or salary of Participant for purposes of severance pay or termination indemnities, irrespective of the reason for termination of employment. Under no circumstances shall any person ceasing to be an employee of the Company or any Affiliate be entitled to any compensation for any loss of any right or benefit under the Agreement or Plan which such employee might otherwise have enjoyed but for termination of employment, whether such compensation is claimed by way of damages for wrongful or unfair dismissal, breach of contract or otherwise. By participating in the Plan, Participant shall be deemed to have accepted all the conditions of the Plan and the Agreement and the terms and conditions of any rules and regulations adopted by the Committee (as defined in the Plan) and shall be fully bound thereby.
7.      Dividends. The Participant shall have the right to receive dividends and other distributions with respect to the shares of Restricted Stock; provided, however, that all dividends in stock, all stock rights and all stock issued upon split-ups or reclassifications shall be subject to the same restrictions as the shares Restricted Stock upon which such stock dividends, rights or additional shares are issued, and shall be held in custody by the Company until the restrictions thereon shall have lapsed.
8.      Income Tax Withholding; Tax and Financial Advice. The Company shall have the right to require the payment (through withholding from the Participant’s salary or otherwise) of any federal, state or local taxes required by law to be withheld with respect to the issuance of the shares of Restricted Stock or the vesting of such shares of Restricted Stock. The Participant acknowledges and represents to the Company that the Participant has obtained advice with respect to the tax and other financial consequences of the issuance of the shares of Restricted Stock.
9.      Plan Governs. The provisions of this Restricted Stock Agreement are subject to the Plan, and if any provision of this Restricted Stock Agreement conflicts with the Plan, the provisions of the Plan shall govern. All capitalized terms used but not defined in this Restricted Stock Agreement shall have the same meanings ascribed to them in the Plan. The Participant acknowledges and represents to the Company that the Participant has received a copy of the Plan, the Participant has reviewed the Plan and this Agreement and/or had them reviewed by the Participant’s advisors to the Participant’s satisfaction, and that the Participant understands the Plan and this Agreement.
10.    Interpretation; Choice of Law. The interpretation and construction of any provision of this Restricted Stock Agreement shall be made by the Board of Directors of the Company and shall be final, conclusive and binding on the Participant and all other persons. This Restricted Stock Agreement and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by the laws of the United States, shall be governed by the laws of the State of Minnesota without giving effect to principles of conflicts of law.
11.      Severability. If any provision of the Agreement is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or would disqualify the Agreement under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the purpose or intent of the Plan or the Agreement, such provision shall be stricken as to such jurisdiction or the Agreement, and the remainder of the Agreement shall remain in full force and effect.
12.      No Trust or Fund Created. Neither the Plan nor the Agreement shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and Participant or any other person.
13.      Headings. Headings are given to the Sections and subsections of the Agreement solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Agreement or any provision thereof.
[signature page to follow]

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed in its corporate name by its duly authorized officers and the Participant has executed this Agreement, as of the Effective Date set forth above.

HEI, INC.

By:

Signature

Name Typed or Printed
Its:

Title Typed or Printed

PARTICIPANT:

Signature

Name Typed or Printed
the Participant’s Address:

the Participant’s Social Security or Tax Identification Number:

EXHIBIT A
STOCK POWER
(Assignment Separate from Certificate)
For Value Received,                                                              hereby sells, assigns and transfers unto                                                                                                      (                    ) shares of the common stock of HEI, Inc. (the “Company”) standing in his/her/its name on the books of the Company represented by Stock Certificate No.                      or as reflected in any book entry records of the Company herewith and does hereby irrevocably constitute and appoint                                                              attorney-in-fact to transfer the said stock on the books of the Company with full power of substitution in the premises.
Dated:

Signature

Name Typed or Printed
IN PRESENCE OF